SCHEDULE A

Dated July 12, 2018

The following is a restatement to the existing Schedule A of the Amended and Restated Distribution Agreement between the Manning & Napier Fund, Inc. and Manning & Napier Investor Services, Inc.:

Name of Series

Pro-Blend Maximum Term Series
Pro-Blend Conservative Term Series
High Yield Bond Series
International Series
Global Fixed Income Series
Pro-Blend Moderate Term Series
Pro-Blend Extended Term Series
New York Tax Exempt Series
Ohio Tax Exempt Series
Diversified Tax Exempt Series
World Opportunities Series
Equity Series
Overseas Series
Core Bond Series
Unconstrained Bond Series
Target Income Series
Target 2015 Series
Target 2020 Series
Target 2025 Series
Target 2030 Series
Target 2035 Series
Target 2040 Series
Target 2045 Series
Target 2050 Series
Target 2055 Series
Target 2060 Series
Disciplined Value Series
Real Estate Series
Strategic Income Conservative Series
Strategic Income Moderate Series
International Disciplined Value Series
Equity Income Series
Rainier International Discovery Series
Blended Asset Conservative Series
Blended Asset Moderate Series
Blended Asset Extended Series
Blended Asset Maximum Series
Credit Series